Exhibit 99.1

ROTH CH ACQUISITION CO.

2340 Collins Avenue; Suite 402

Miami Beach, FL 33141
(949) 720-7133

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ROTH CH ACQUISITION CO.

The undersigned hereby appoints _______________ and ____________ as proxies (the “Proxies”),with full power to act to appoint a substitute, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all ordinary shares of Roth CH Acquisition Co. (“Roth CH”) held of record by the undersigned on September __, 2025 at the Extraordinary General Meeting of shareholders to be held on ______________, 2025, or any postponement or adjournment thereof (the “Extraordinary General Meeting”). Roth CH has determined that the Extraordinary General Meeting will be a virtual meeting conducted via live webcast at ____________________. For the purposes of Cayman Islands law and the amended and restated memorandum and articles of association of Roth CH, the physical location of the extraordinary general meeting will be at the offices of Roth CH at 2340 Collins Avenue; Suite 402, Miami Beach, FL 33141. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PRELIMINARY COPY – NOT FOR USE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 9 BELOW. THE ROTH CH’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt pursuant to the business combination agreement, dated as of January 28, 2025 (the “Business Combination Agreement”), by and among Roth CH, Roth CH Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Parent (the “Domestication Sub” or “Pubco”), Roth CH Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“Merger Sub”), and SharonAI Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meaning given to them in the Business Combination Agreement, and at least one Business Day after the closing of the Domestication Merger, defined below, the following: (a) the Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation, and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of the Domesticated Parent (the “Acquisition Merger” and collectively with the Domestication Merger and the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”). We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(2) Proposal No. 2 — The Domestication Merger Proposal — To consider and vote upon a proposal to approve by way of a special resolution and adopt the domestication of Roth CH Acquisition Co., a Cayman Islands exempted company (“Roth CH” or the “Parent”) pursuant to the Business Combination Agreement, and at least one Business Day prior to the closing of the Acquisition Merger and on the terms and subject to the conditions of the Business Combination Agreement, the Parent shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger (the “Domestication Merger”) of the Parent with and into Domestication Sub, with the Domestication Sub as the surviving company (the “Domesticated Parent”) pursuant to the Companies Act (As Revised) of the Cayman Islands and the applicable provisions of the Delaware General Corporation Law, as amended. Upon the Domestication Merger, Domesticated Parent shall change its name to “SharonAI Holdings, Inc.” We refer to this proposal as the “Domestication Merger Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(3) Proposal No. 3 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of special resolution the proposed amended and restated certificate of incorporation (the “Proposed Charter”) and the proposed amended and restated bylaws (“Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Domesticated Parent (a corporation incorporated in the State of Delaware), (the “Organizational Documents Proposal”). The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(4) Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon the following five (5) separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non-binding basis by way of ordinary resolution the following material differences between the Current Charter and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 4A (Authorized Shares) — authorize the amendment and redesignation of the authorized share capital of Roth CH from (a) 200,000,000 Roth CH Class A Ordinary Shares, 20,000,000 Roth CH Class B Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share, of Roth CH, to (b) 900,000,000 Pubco shares of Class A Ordinary Common Stock, 6,816,948 Pubco shares of Class B Super Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Advisory Organizational Documents Proposal 4A”).

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(B) Advisory Organizational Documents Proposal 3B (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”) (“Advisory Organizational Documents Proposal 4B”).

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(C) Advisory Organizational Documents Proposal 3C (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Domesticated Parent entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article FIFTH, Article SEVENTH, Article EIGHTH, Article TENTH, Article ELEVENTH, and this requirement in Article NINTH of the Proposed Charter (“Advisory Organizational Documents Proposal 4C”).

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(D) Advisory Organizational Documents Proposal 3D (Removal of Directors) — to approve provisions permitting the removal of a director, but only for cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class (“Advisory Organizational Documents Proposal 4D”).

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(E) Advisory Organizational Documents Proposal 3E (Name Change) — to approve the change of the name of the Domesticated Parent to “SharonAI Holdings, Inc.” (“Advisory Organizational Documents Proposal 4E”).

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(5) Proposal No. 5 — Directors Proposal — A proposal to elect James Manning, Peter Woodward, Alastair Cairns, Wolfgang Schubert and Brent Lanier as the directors Domesticated Parent, with James Manning to serve until the 2028 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, with each of Peter Woodward and Alastair Cairns to serve until the 2027 annual meeting and until his respective successor has been duly elected and qualified or until his earlier resignation, removal or death, and with each of Wolfgang Schubert and Brent Lanier to serve until the 2026 annual meeting and until his respective successor has been duly elected and qualified or until his earlier resignation, removal or death (the “Directors Proposal”).

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(6) Proposal No. 6 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution the Equity Incentive Plan (the “Equity Incentive Plan Proposal”).

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(7) Proposal No. 7 — The Reverse Stock Split Proposal — To consider and vote upon a proposal to approve, if each of the Business Combination, the Domestication Merger and the Proposed Charter is approved and takes effect, to combine Pubco outstanding shares of Class A Ordinary Common Stock and Class B Super Common Stock following the Business Combination into a lesser number of outstanding shares (the “Reverse Stock Split”) and proportionately reduce the number of shares of Class A Ordinary Common Stock and Class B Super Common Stock authorized (the “Capital Stock Reduction”), giving the board of directors of Pubco the sole discretion to effect the Reverse Stock Split and Capital Stock Reduction, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-one hundred and fifty (1-for-150) reverse split.

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(8) Proposal No. 8 — The YA Stock Issuance Proposal — To consider and vote upon a proposal to approve, if each of the Business Combination, the Domestication Merger and the Proposed Charter is approved and takes effect, the issuance of all shares of Pubco Class A Ordinary Common Stock which may be issuable to YA II PN, Ltd. (“YA”) pursuant to certain Convertible Notes and the SEPA.

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

(9) Proposal No. 9 — The Adjournment Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” EACH OF THE OTHER PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

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